Exhibit 99.1

Contact:

Rick Rodick

Chief Financial Officer

(562) 552-9400

rrodick@go2uti.com

UTi WORLDWIDE REPORTS SECOND QUARTER FISCAL 2016 RESULTS

Long Beach, Calif., September 3, 2015 – UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2016 second quarter ended July 31, 2015.

Edward G. Feitzinger, chief executive officer, said, “We continued to make progress against our four strategic priorities to achieve our long-term goals and improve performance, in spite of unseasonably weak demand in key air and ocean markets this quarter. I am very pleased that we were able to deliver a second consecutive quarter of solid CL&D performance, with year-to-date CL&D results slightly ahead of our internal expectations. We managed our cost structure and pushed productivity improvements throughout the company, especially in freight forwarding. We had one of the strongest working capital performances in the company’s history for a second fiscal quarter and continued to drive improvements in days sales outstanding. We delivered gains in our freight forwarding yields on a sequential basis. Freight forwarding volumes have stabilized sequentially as we have demonstrated improved client retention; however, normal seasonal volume growth did not occur in the second fiscal quarter due to the global macroeconomic slowdown. We do not expect macroeconomic headwinds to abate during the second half of the year, but we do anticipate that our second half volumes and net revenues will benefit from the new client wins we recorded in the first half of the year.”

Financial Results for Second Quarter Fiscal Year 2016

For the second quarter of fiscal year 2016, revenues decreased 16.5% to $913.9 million, compared to $1,094.1 million for the prior year period, while net revenues decreased 14.0% to $338.5 million, compared to $393.7 million for the prior year period. The decrease in net revenues was primarily related to lower air and ocean volumes in freight forwarding as well as the strengthening of the U.S. dollar against the Euro and South African Rand compared to the prior year comparable period. On a constant currency basis, revenues and net revenues were down 8.8% and 5.4%, respectively. As we do every year in the second quarter, we performed an analysis on the value of our goodwill as of July 31, 2015. As a result we determined that an impairment of goodwill had occurred in our freight forwarding segment. Accordingly, we recorded a charge for this impairment of $50.0 million. The operating loss for the second quarter of fiscal 2016, inclusive of the goodwill impairment, was $61.2 million compared to operating income of $1.0 million for the prior year comparable period, primarily due to the goodwill impairment and lower freight forwarding net revenues. Earnings before interest, taxes, depreciation and amortization, excluding goodwill impairment and severance and other items, as set out in the reconciliation included with this press release (Adjusted EBITDA), for the second quarter of fiscal 2016 was $11.2 million compared to $23.8 million for the prior year period. Free cash flow (defined as cash flow from operations less capital expenditures) was $60.0 million for the second quarter compared to negative $10.3 million for the prior year period.

Contract Logistics and Distribution

Net revenues for Contract Logistics and Distribution decreased 7.4% to $197.7 million in the second quarter of fiscal 2016 compared to $213.6 million in the prior year period. On a constant currency basis, net revenues for Contract Logistics and Distribution increased 1.0%. Operating income was $15.5 million for the second quarter of fiscal 2016 compared to $15.6 million for the same period last year. On a constant currency basis, operating income increased 8.8%.

Freight Forwarding

Net revenues for Freight Forwarding decreased 21.8% to $140.8 million in the second quarter of fiscal 2016 compared to $180.1 million in the prior year period. On a constant currency basis, net revenues for Freight Forwarding decreased 13.1%. The decrease in net revenues was primarily related to lower air and ocean volumes, which offset significant yield improvement. The operating loss, inclusive of the $50.0 million goodwill impairment, was $59.9 million for the second quarter of fiscal 2016 compared to operating income of $6.3 million for the same period last year. The decrease in operating income was primarily related to the goodwill impairment and lower air and ocean volumes.

Richard G. Rodick, chief financial officer, said, “Working capital management and free cash flow improvement were key priorities for us this quarter. Our disciplined actions drove one of the best second quarter free cash flow results in the history of our company. We continue to believe our efficiency initiatives will enable us to achieve our working capital targets for the full fiscal year.”

Fiscal Year 2016 Outlook

The Company is updating its guidance for full fiscal year 2016 as follows:

•	The Company continues to anticipate a year-over-year reduction in working capital in the range of $175 million to $200 million for full year fiscal 2016.

•	The Company is committed to its original full year adjusted EBITDA guidance of $125 million to $150 million, but now believes that this will be achieved in the 12 months beginning August 1, 2015 rather than for the full fiscal year 2016 due to macro-economic headwinds and the timing of when we expect to see benefits from new business wins.

•	The Company expects full year fiscal 2016 adjusted EBITDA in the range of $75 million to $100 million.

Edward G. Feitzinger, chief executive officer, commented, “We have made significant progress in a short period of time since our reorganization was announced in late January. We are executing against our working capital and profit improvement initiatives while delivering solid results in our CL&D business. Our team is energized by the momentum we are seeing as well as the shift in our culture instilled by the four strategic priorities of our new playbook. We have narrowed the problem to a volume equation in our freight forwarding business. Although we cannot control the macroeconomic environment, we believe that our forwarding sales efforts have reached an inflection point, and we should start to see the impact in our reported results in the second half of the year.”

Investor Conference Call

UTi management will host an investor conference call today, September 3, 2015, at 2:00 P.M. PDT (5:00 P.M. EDT) to review the Company’s financial results for the fiscal 2016 second quarter. Investment professionals are invited to participate in the live call by dialing 877-328-5514 (domestic) or 412-317-5420 (international) and asking to be connected to the UTi Worldwide, Inc. conference call. The call will be open to all other interested parties through a live, listen-only audio internet broadcast at www.go2uti.com. The slides that will be referenced during the call will be available on the Company’s website at www.go2uti.com (click on “Investor Relations” and then click on “Webcasts & Presentations”). The slides will contain disclosures of certain non-GAAP financial measures, which will be identified in the slides. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures will be included in the slides. For those who are not available to listen to the live broadcast, the call will be archived for one year on the Company’s website. A telephonic playback of the conference call also will be available from approximately 5:00 P.M. PDT, today, through September 8, 2015, by calling 877-344-7529 (domestic), 855-669-9658 (Canada) or 412-317-0088 (international) and using replay access code 10071459.

About UTi Worldwide

UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The Company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The Company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Use of Non-GAAP Financial Information

This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the Company has included information in this press release regarding net revenues (revenues minus purchased transportation costs) and regarding constant currency revenue, net revenue and operating income changes, which are adjusted to exclude the impact of currency fluctuations between comparable periods. In addition, the Company has referred to earnings before interest, taxes, depreciation and amortization (EBITDA), and to adjusted EBITDA, which is EBITDA adjusted to exclude goodwill impairment and severance and other items set out in the reconciliation included with this press release. The Company has also referred to free cash flow, which is cash flow from operations less purchases of property, plant and equipment (net of proceeds from disposals), as well as purchases of software and other intangible assets. This information is among the information the Company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The Company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the Company’s performance. In addition, the Company’s management believes that presenting adjusted EBITDA provides useful information to investors regarding underlying business trends and performance of the Company’s ongoing operations. This non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with generally accepted accounting principles in the U.S. (GAAP). Further, neither free cash flow, EBITDA nor adjusted EBITDA represent net income or cash flow from operations as defined by GAAP, are not derived in accordance with GAAP, and should not be considered as an alternative to net income or cash flow from operations. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release which address activities, events or developments that UTi expects or anticipates will or may occur in the future, including, but not limited to statements about such matters as the Company not expecting macroeconomic headwinds to abate during the second half of the year, but anticipating that the Company’s second half volumes and net revenues will benefit from the new client wins recorded in the first half of the year; the Company continuing to believe its efficiency initiatives will enable it to achieve its working capital targets for the full fiscal year; the fact that the Company is targeting adjusted EBITDA in fiscal 2016 in the range of $75 million to $100 million and anticipates year over year working capital improvement of $175 million to $200 million; the fact that the Company is anticipating adjusted EBITDA of $125 million to $150 million for the 12 month period beginning August 1, 2015; and any other statements about the Company’s expected, estimated or anticipated future results or strategies, are forward-looking statements.

These statements are based on certain assumptions and analyses made by UTi in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” and other similar expressions or the negative of these terms or other comparable terms. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks in UTi’s filings with the SEC, including those listed in Item 1A “Risk Factors” in its annual report on Form 10-K relating to the fiscal year ended January 31, 2015 filed with the SEC, and the following: the Company has incurred losses for each of the last three fiscal years and during the three and six months ended July 31, 2015 and such losses are expected to continue; the Company’s ability to achieve its adjusted EBITDA target for the 2016 fiscal year and for the 12 month period beginning August 1, 2015 is dependent on incremental net revenue growth in its freight forwarding business, which growth may not occur; the Company’s ability to maintain sufficient liquidity and capital resources to fund its business and to generate sufficient cash to service its debts and other obligations; the Company’s ability to refinance its indebtedness when it comes due, including near term maturities; the Company’s ability to accurately predict its future business results and liquidity; risks associated with the Company’s clients, including delays or the inability by such clients to pay the Company; the risk that the Company may not be able to achieve its expected working capital improvements; volatility with respect to global trade; global economic, political and market conditions and unrest, including those in Africa, Asia Pacific and Europe; volatile fuel costs; transportation capacity, pricing dynamics and the Company’s ability to secure space on third party aircraft, ocean vessels and other modes of transportation; changes in interest and foreign exchange rates, particularly with respect to the South African rand and the Euro; material interruptions in transportation services; risks of international operations; risks that the carrying values of the Company’s assets might be impaired; risks associated with, and the potential for penalties, fines, costs and expenses the Company may incur as a result of an investigation by the government of Brazil into the international air freight and air cargo transportation industry; risks of adverse legal judgments or other liabilities not limited by contract or covered by insurance; risks associated with the pending securities class action lawsuit and pending investigation by the SEC; the Company’s ability to retain clients while facing increased competition; disruptions caused by epidemics, natural disasters, conflicts, strikes, wars and terrorism; the impact of changes in the Company’s effective tax rates; the Company’s ability to maintain effective disclosure controls and procedures and effective internal control over financial reporting; the other risks and uncertainties described herein and in the Company’s other filings with the SEC; and other factors outside the Company’s control. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or results of operations. Forward-looking statements set forth in this press release speak only as of the date hereof and the Company does not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except as required by law.

# # #

(Tables Follow)

UTi Worldwide Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	July 31,		July 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Revenues:
Airfreight forwarding	$252,315	$316,949	$547,093	$638,350
Ocean freight forwarding	230,178	282,361	472,476	545,493
Customs brokerage	43,802	62,499	88,325	106,826
Contract logistics	185,796	197,526	369,803	384,690
Distribution	146,686	156,899	291,574	303,757
Other	55,151	77,911	117,974	158,917

Total revenues	913,928	1,094,145	1,887,245	2,138,033
Other operating expenses:
Purchased transportation costs:
Airfreight forwarding	193,573	245,874	424,666	491,287
Ocean freight forwarding	192,885	239,824	406,246	458,872
Customs brokerage	13,041	11,939	25,495	22,947
Contract logistics	45,979	47,792	95,457	92,062
Distribution	103,264	110,651	205,013	214,435
Other	26,637	44,345	62,367	95,356
Staff costs	207,609	227,968	406,740	445,145
Depreciation	12,847	14,222	25,925	28,028
Amortization of intangible assets	7,439	7,020	14,851	14,019
Severance and other	469	1,644	5,483	2,291
Goodwill impairment	50,000	—	50,000	—
Other operating expenses	121,426	141,907	245,075	275,902

Total other operating expenses	975,169	1,093,186	1,967,318	2,140,344

Operating (loss)/income	(61,241)	959	(80,073)	(2,311)
Interest expense, net	(11,399)	(10,066)	(22,136)	(18,663)
Loss on debt extinguishment	—	—	—	(21,820)
Other income/(expense), net	67	(877)	(4)	(997)

Pretax loss	(72,573)	(9,984)	(102,213)	(43,791)
(Benefit)/provision for income taxes	(1,945)	9,172	3,797	18,734

Net loss	(70,628)	(19,156)	(106,010)	(62,525)
Net income/(loss) attributable to non-controlling interests	101	2,772	(1,990)	3,126

Net loss attributable to UTi Worldwide Inc.	$(70,729)	$(21,928)	$(104,020)	$(65,651)

Basic and diluted loss per common share attributable to UTi Worldwide Inc. common shareholders	$(0.70)	$(0.24)	$(1.05)	$(0.67)

Number of weighted average common shares outstanding used for per share calculations Basic and diluted shares	106,024,595	105,402,541	105,825,063	105,164,180

UTi Worldwide Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	July 31, 2015	January 31, 2015
	(Unaudited)
ASSETS
Cash and cash equivalents	$215,505	$211,832
Cash held as collateral	34,610	29,068
Trade receivables, net	798,205	887,084
Deferred income taxes	12,227	12,596
Other current assets	155,490	154,756

Total current assets	1,216,037	1,295,336
Property, plant and equipment, net	177,351	195,523
Goodwill and other intangible assets, net	362,382	429,590
Investments	1,095	1,023
Deferred income taxes	11,450	11,175
Other non-current assets	38,650	41,305

Total assets	$1,806,965	$1,973,952

LIABILITIES & EQUITY
Bank lines of credit	$62,208	$31,306
Short-term borrowings	70,417	52,825
Current portion of long-term borrowings	891	1,429
Current portion of capital lease obligations	12,442	11,429
Trade payables and other accrued liabilities	624,661	698,450
Income taxes payable	4,236	8,995
Deferred income taxes	12,146	12,177

Total current liabilities	787,001	816,611
Long-term borrowings, excluding current portion	368,344	366,846
Capital lease obligations, excluding current portion	53,131	56,455
Deferred income taxes	14,897	14,204
Other non-current liabilities	34,875	36,892

Convertible preference shares	188,579	181,957

Commitments and contingencies

UTi Worldwide Inc. shareholders’ equity:
Common stock	578,801	575,164
(Accumulated deficit)/retained earnings	(17,978)	92,664
Accumulated other comprehensive loss	(209,573)	(179,423)

Total UTi Worldwide Inc. shareholders’ equity	351,250	488,405
Non-controlling interests	8,888	12,582

Total equity	360,138	500,987

Total liabilities and equity	$1,806,965	$1,973,952

UTi Worldwide Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six months ended July 31,
	2015	2014
	(Unaudited)
OPERATING ACTIVITIES:
Net loss	$(106,010)	$(62,525)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation costs	4,459	6,927
Depreciation	25,925	28,028
Amortization of intangible assets	14,851	14,019
Amortization of debt issuance costs	1,951	1,829
Make-whole payment	—	20,830
Accretion of convertible senior notes	4,260	3,220
Goodwill impairment	50,000	—
Deferred income taxes	146	1,312
Uncertain tax positions	411	343
Gain on disposal of property, plant and equipment	(1,134)	(225)
Provision for doubtful accounts	(97)	3,245
Other	2,194	856
Net changes in operating assets and liabilities	(4,024)	(142,946)

Net cash used in operating activities	(7,068)	(125,087)
INVESTING ACTIVITIES:
Net increase in cash held as collateral	(5,542)	(44,378)
Purchases of property, plant and equipment, excluding software	(8,575)	(12,241)
Proceeds from disposals of property, plant and equipment	2,456	2,388
Purchases of software and other intangible assets	(6,355)	(5,928)
Net decrease/(increase) in other non-current assets and other	267	(310)

Net cash used in investing activities	(17,749)	(60,469)
FINANCING ACTIVITIES:
Proceeds from issuances of long-term borrowings	—	404,427
Proceeds from the issuance of preference shares	—	175,000
Net borrowings/(repayments) under bank lines of credit	32,055	(167,431)
Net issuance of financing agreements	17,000	—
Net increase/(decrease) in short-term borrowings	541	(728)
Repayments of long-term borrowings	(3,300)	(203,162)
Make-whole payment	—	(20,830)
Debt and preferred shares issuance costs	—	(25,789)
Repayments of capital lease obligations	(6,470)	(7,915)
Distributions to non-controlling interests and other	(920)	(44)
Ordinary shares settled under share-based compensation plans	(1,151)	(1,807)
Proceeds from issuance of ordinary shares	130	89

Net cash provided by financing activities	37,885	151,810
Effect of foreign exchange rate changes on cash and cash equivalents	(9,395)	8,304

Net increase/(decrease) in cash and cash equivalents	3,673	(25,442)
Cash and cash equivalents at beginning of period	211,832	204,384

Cash and cash equivalents at end of period	$215,505	$178,942

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended July 31, 2015
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$564,841	$349,087	$—	$913,928

Purchased transportation costs	424,032	151,347	—	575,379
Staff costs	96,886	102,078	8,645	207,609
Depreciation	3,851	7,600	1,396	12,847
Amortization of intangible assets	6,656	783	—	7,439
Severance and other	469	—	—	469
Goodwill impairment	50,000	—	—	50,000
Other operating expenses	42,855	71,803	6,768	121,426

Total operating expenses	624,749	333,611	16,809	975,169

Operating (loss)/income	$(59,908)	$15,476	$(16,809)	(61,241)

Interest expense, net				(11,399)
Other income, net				67

Pretax loss				(72,573)
Benefit for income taxes				(1,945)

Net loss				(70,628)
Net income attributable to non-controlling interests				101

Net loss attributable to UTi Worldwide Inc.				$(70,729)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended July 31, 2014
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$712,042	$382,103	$—	$1,094,145

Purchased transportation costs	531,915	168,510	—	700,425
Staff costs	113,070	106,216	8,682	227,968
Depreciation	4,397	8,418	1,407	14,222
Amortization of intangible assets	6,063	957	—	7,020
Severance and other	943	181	520	1,644
Other operating expenses	49,331	82,230	10,346	141,907

Total operating expenses	705,719	366,512	20,955	1,093,186

Operating income/(loss)	$6,323	$15,591	$(20,955)	959

Interest expense, net				(10,066)
Other expense, net				(877)

Pretax loss				(9,984)
Provision for income taxes				9,172

Net loss				(19,156)
Net income attributable to non-controlling interests				2,772

Net loss attributable to UTi Worldwide Inc.				$(21,928)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Six months ended July 31, 2015
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$1,187,598	$699,647	$—	$1,887,245

Purchased transportation costs	909,503	309,741	—	1,219,244
Staff costs	188,492	202,366	15,882	406,740
Depreciation	7,823	15,318	2,784	25,925
Amortization of intangible assets	13,287	1,564	—	14,851
Severance and other	2,897	2,296	290	5,483
Goodwill impairment	50,000	—	—	50,000
Other operating expenses	86,591	142,916	15,568	245,075

Total operating expenses	1,258,593	674,201	34,524	1,967,318

Operating (loss)/income	$(70,995)	$25,446	$(34,524)	(80,073)

Interest expense, net				(22,136)
Other expense, net				(4)

Pretax loss				(102,213)
Provision for income taxes				3,797

Net loss				(106,010)
Net loss attributable to non-controlling interests				(1,990)

Net loss attributable to UTi Worldwide Inc.				$(104,020)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Six months ended July 31, 2014
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$1,395,912	$742,121	$—	$2,138,033

Purchased transportation costs	1,048,176	326,783	—	1,374,959
Staff costs	221,190	205,962	17,993	445,145
Depreciation	8,826	16,344	2,858	28,028
Amortization of intangible assets	12,114	1,905	—	14,019
Severance and other	1,511	260	520	2,291
Other operating expenses	96,577	161,601	17,724	275,902

Total operating expenses	1,388,394	712,855	39,095	2,140,344

Operating income/(loss)	$7,518	$29,266	$(39,095)	(2,311)

Interest expense, net				(18,663)
Loss on debt extinguishment				(21,820)
Other expense, net				(997)

Pretax loss				(43,791)
Provision for income taxes				18,734

Net loss				(62,525)
Net income attributable to non-controlling interests				3,126

Net loss attributable to UTi Worldwide Inc.				$(65,651)

UTi Worldwide Inc. Supplemental Financial Information

(in thousands, except per share amounts)

(Unaudited)

	Three months ended		Six months ended
	July 31, 2015	July 31, 2014	July 31, 2015	July 31, 2014
Revenues	$913,928	$1,094,145	$1,887,245	$2,138,033
Purchased transportation costs	(575,379)	(700,425)	(1,219,244)	(1,374,959)

Net revenues	$338,549	$393,720	$668,001	$763,074

	Three months ended		Six months ended
Freight Forwarding	July 31, 2015	July 31, 2014	July 31, 2015	July 31, 2014
Revenues	$564,841	$712,042	$1,187,598	$1,395,912
Purchased transportation costs	(424,032)	(531,915)	(909,503)	(1,048,176)

Net revenues	$140,809	$180,127	$278,095	$347,736

	Three months ended		Six months ended
Contract Logistics and Distribution	July 31, 2015	July 31, 2014	July 31, 2015	July 31, 2014
Revenues	$349,087	$382,103	$699,647	$742,121
Purchased transportation costs	(151,347)	(168,510)	(309,741)	(326,783)

Net revenues	$197,740	$213,593	$389,906	$415,338

UTi Worldwide Inc.

Constant Currency Growth Reconciliation

(Unaudited)

Set forth below is a reconciliation of the Company’s constant currency growth rates and the growth rates based on the Company’s US GAAP reported results in the Company’s revenues and net revenues for the three and six months ended July 31, 2015. Constant currency growth is a non-GAAP measure that excludes the impact of foreign currency translation.

	Three months ended July 31, 2015			Six months ended July 31, 2015
Total	Total Net Change	+/(-) Currency Impact	Organic Growth	Total Net Change	+/(-) Currency Impact	Organic Growth
Revenues	(16)%	7%	(9)%	(12)%	8%	(4)%
Net revenues	(14)%	9%	(5)%	(12)%	8%	(4)%

Freight Forwarding	Three months ended July 31, 2015			Six months ended July 31, 2015
	Total Net Change	+/(-) Currency Impact	Organic Growth	Total Net Change	+/(-) Currency Impact	Organic Growth
Revenues	(21)%	9%	(12)%	(15)%	9%	(6)%
Net revenues	(22)%	9%	(13)%	(20)%	8%	(12)%

Contract Logistics and Distribution	Three months ended July 31, 2015			Six months ended July 31, 2015
	Total Net Change	+/(-) Currency Impact	Organic Growth	Total Net Change	+/(-) Currency Impact	Organic Growth
Revenues	(9)%	7%	(2)%	(6)%	6%	—%
Net revenues	(7)%	8%	1%	(6)%	8%	2%
Operating income	(1)%	10%	9%	(13)%	8%	(5)%

UTi Worldwide Inc.

EBITDA and Adjusted EBITDA Calculations

(in thousands)

(Unaudited)

	Three months ended		Six months ended
	July 31,		July 31,
	2015	2014	2015	2014
EBITDA:
Net loss	$(70,628)	$(19,156)	$(106,010)	$(62,525)
(Benefit)/provision for income taxes	(1,945)	9,172	3,797	18,734
Interest expense, net	11,399	10,066	22,136	18,663
Depreciation	12,847	14,222	25,925	28,028
Amortization of intangible assets	7,439	7,020	14,851	14,019

Total EBITDA before adjusting items	(40,888)	21,324	(39,301)	16,919
Adjusting items:
Other (income)/expense, net	(67)	877	4	997
Goodwill impairment(1)	50,000	—	50,000	—
Loss on debt extinguishment(2)	—	—	—	21,820
Legal fees(3)	1,730	—	3,019	—
Severance and other(4)(5)	469	1,644	5,483	2,291

Adjusted EBITDA	$11,244	$23,845	$19,205	$42,027

(1)	During the three months ended July 31, 2015, the Company recorded a goodwill impairment charge of $50,000 before a related deferred tax benefit of $9,000.
(2)	Loss on debt extinguishment for the three months ended April 30, 2014 includes a make-whole payment of $20,830 with respect to the prepayment of the Company’s $200,000 aggregate principal amount of private placement notes issued on January 25, 2013, as well as a charge of $990 related to unamortized debt issuance costs.
(3)	During the three and six months ended July 31, 2015, the Company incurred legal fees of $1,730 and $3,019, respectively, associated with the Company’s pending Securities and Exchange Commission investigation and securities class action lawsuit.
(4)	During the three and six months ended July 31, 2015, the Company recorded pre-tax severance of $469 and $3,453, respectively, primarily related to the Company’s January 2015 Reorganization. In addition during the six months ended July 31, 2015, the Company incurred facility exit costs and other expenses of $2,030, associated with the expected exit of a joint venture.
(5)	During the three and six months ended July 31, 2014 the Company recorded pre-tax severance of $1,644 and $2,291, primarily related to organizational realignment activities.

UTi Worldwide Inc.

Free Cash Flow Calculation

(in thousands)

(Unaudited)

	Three months ended		Six months ended
	July 31,		July 31,
	2015	2014	2015	2014
Net cash provided by/(used in) operating activities	$68,289	$(2,950)	$(7,068)	$(125,087)
Purchases of property, plant and equipment, excluding software	(5,659)	(6,354)	(8,575)	(12,241)
Proceeds from disposals of property, plant and equipment	1,290	647	2,456	2,388
Purchases of software and other intangible assets	(4,042)	(1,728)	(6,355)	(5,928)

Free cash flow	$59,878	$(10,385)	$(19,542)	$(140,868)

UTi Worldwide Inc.

Basic and Diluted Earnings Per Share Calculation

(in thousands)

(Unaudited)

	Three months ended		Six months ended
	July 31,		July 31,
	2015	2014	2015	2014
Basic and Diluted Earnings Per Share Calculation
Net loss attributable to UTi Worldwide Inc.	$(70,729)	$(21,928)	$(104,020)	$(65,651)
Less: Dividends paid-in kind on Convertible Preference Shares	(3,340)	(3,114)	(6,622)	(5,060)

Loss attributable to UTi Worldwide Inc. common shareholders for calculation of basic and diluted earnings per share	(74,069)	(25,042)	(110,642)	(70,711)
Number of weighted average common shares outstanding used for per share calculations Basic and diluted shares	106,024,595	105,402,541	105,825,063	105,164,180
Basic and diluted loss per common share attributable to UTi Worldwide Inc. common shareholders	$(0.70)	$(0.24)	$(1.05)	$(0.67)